Number	Each American Depositary Share Represents One-Tenth of One Share

JPMorgan Chase Bank, N.A.

American Depositary Receipt

Evidencing

American Depositary Shares

Representing “H” Shares of

Zhongji Innolight Co., Ltd. (the "Issuer")

(Incorporated under the laws of China)

JPMorgan Chase Bank, N.A., as Depositary (hereinafter referred to as the "Depositary"), hereby certifies that (i) at the date hereof there have been deposited with the Depositary or its agent, nominee, custodian or correspondent the Shares described above or evidence of the right to receive such Shares; (ii) at the date hereof each American Depositary Share evidenced by this Receipt represents the amount of such securities shown above and deposited or deemed to be deposited hereunder as provided in clause (i) above (iii) from time to time hereafter, each American Depositary Share evidenced by this Receipt shall represent such number of Shares and any and all other shares, stock, securities, cash and/or other property held by the Depositary in place thereof or in addition thereto as provided herein (collectively, the "Deposited Securities") and (iv) __________________ IS THE HOLDER OF _________________ AMERICAN DEPOSITARY SHARES evidenced by this Receipt. Subject to the terms and conditions set forth herein, is entitled, upon surrender at the designated office of the Depositary or its designated agent as may be required by the Depositary for this purpose at its discretion of this Receipt duly endorsed for transfer, upon payment of the fees and charges as provided on the reverse of this Receipt and in compliance with applicable laws and governmental regulations, at the Holder's option (1) to delivery at the office of the agent, nominee, custodian or correspondent of the Depositary, to a person specified by the Holder, of the amount of Deposited Securities (other than money and/or property as to which a record date for distribution has already been set by the Depositary, which money and/or property will be distributed to such record date Holders in the manner contemplated hereby) represented hereby or evidence of the right to receive the same, or (2) to have such Deposited Securities (other than money and/or property as to which a record date for distribution has already been set by the Depositary, which money and/or property will be distributed to such record date Holders in the manner contemplated hereby) forwarded at such Holder's cost and risk to such Holder at the designated office of the Depositary or its designated agent, at the option of the Depositary. Receipts may only be surrendered for cancellation in multiples of whole Shares of the Issuer.

The term "Beneficial Owner" shall mean any person who has a beneficial interest in any American Depositary Shares evidenced by this Receipt. A Beneficial Owner of American Depositary Shares need not be the Holder of the Receipt evidencing such American Depositary Shares. If a Beneficial Owner of American Depositary Shares is not a Holder, it must rely on the Holder of the Receipt evidencing such American Depositary Shares in order to assert any rights or receive any benefits under the Receipt. Arrangements, if any, between a Beneficial Owner of American Depositary Shares and the Holder of the corresponding Receipt may affect the Beneficial Owner’s ability to exercise any rights it may have. The term “Custodian” shall mean the agent or agents of the Depositary (singly or collectively, as the context requires) and any additional or substitute Custodian. The term "Holder" shall mean the person or persons in whose name this Receipt is registered upon the books of the Depositary from time to time. For all purposes under this Receipt, the Holder in whose name this Receipt is registered shall be deemed to have all requisite authority to act on behalf of any and all Beneficial Owners of the American Depositary Shares evidenced by this Receipt. The term "Securities Act of 1933" shall mean the United States Securities Act of 1933, as amended from time to time. The term "Shares" shall mean the “H” shares of the Issuer heretofore validly issued and outstanding and fully paid, nonassessable and free of any pre-emptive rights of the holders of outstanding Shares or hereafter validly issued and outstanding and fully paid, nonassessable and free of any pre-emptive rights of the holders of outstanding Shares or interim certificates representing such Shares. References herein to the laws of a jurisdiction shall include references to any and all of the laws, rules and regulations of such jurisdiction and any and all communities, provinces and states thereof. Holders should contact the Depositary for information about the location of the designated office of the Depositary or its designated agent.

1.       Receipts. This Receipt is one of a continuing issue of Receipts, all evidencing equivalent rights with respect to the Deposited Securities, and all issued or to be issued upon the terms and conditions provided herein, which shall govern the continuing arrangement by the Depositary with respect to initial deposits as well as the rights and duties of Holders and Beneficial Owners of Receipts subsequent to such deposits.

2.       Suspension of Withdrawal of Deposited Securities. The surrender of outstanding Receipts and the withdrawal of Deposited Securities may only be suspended for (i) temporary delays caused by closing the transfer books of the Depositary or the Issuer or the deposit of Shares in connection with voting at a shareholders' meeting or the payment of dividends, (ii) the payment of fees, taxes and similar charges, (iii) compliance with any U.S. or foreign laws or governmental regulations relating to the Receipts or to the withdrawal of the Deposited Securities, or (iv) any other reason that may at any time be specified in paragraph I(A)(1) of the General Instructions to Form F-6, as from time to time in effect, or any successor provision thereto.

3.       Transfer of Receipts; Combination and Split-up of Receipts. Until the surrender of this Receipt in accordance with the terms hereof, the Depositary or its agent will keep a register for the registration and registration of transfers of Receipts and where the Holders of Receipts may, during regular business hours, inspect the transfer books or the list of Holders of Receipts as maintained by the Depositary. The transfer of this Receipt is registrable on the transfer books of the Depositary by the Holder hereof in person or by duly authorized attorney, upon surrender of this Receipt properly endorsed for transfer or accompanied by proper instruments of transfer and payment of funds sufficient to pay the fees and expenses of the Depositary and any applicable taxes and other governmental charges and upon compliance with such regulations, if any, as the Depositary may establish for such purpose. This Receipt may be split into other such Receipts, or may be combined with other such Receipts into one Receipt, representing the same aggregate number of Deposited Securities as were represented by the American Depositary Shares evidenced by the Receipt or Receipts surrendered. The Depositary may close the transfer books at any time or from time to time when deemed expedient by it in connection with the performance of its duties hereunder, subject to the provisions of Article 2 hereof.

4.       Proof of Citizenship or Residence; Disclosure of Interests. The Depositary may require any Holder or Beneficial Owner of Receipts, or any person presenting securities for deposit against the issuance of Receipts, from time to time, to provide such proof of citizenship or residence and to furnish such other information, by affidavit or otherwise, and to execute such certificates and other instruments as the Depositary may deem necessary or proper. Each Holder and Beneficial Owner of Receipts agrees to comply with the foregoing, and the Depositary may withhold the issuance or registration of transfer of any Receipt, the split-up or combination of any Receipt, the payment of dividends or distributions, or subject to Article 2 hereof, the delivery of Deposited Securities upon the surrender of any Receipt, from any Holder, Beneficial Owner or other person, as the case may be, who shall fail to provide such proofs, certificates or other instruments. To the extent that the provisions of or governing any Deposited Securities may require disclosure of or impose limits on beneficial or other ownership of, or interests in, Deposited Securities, other Shares and other securities and may provide for blocking transfer, voting or other rights to enforce such disclosure or limits, Holders and Beneficial Owners of Receipts agree to comply with all such disclosure requirements and ownership limitations. Each Holder and Beneficial Owner consents to the disclosure by the Depositary of all information furnished pursuant to this Article.

5.       Transferability and Record Ownership. It is a condition of this Receipt, and every successive Holder and Beneficial Owner of this Receipt by accepting or holding the same consents and agrees, that title to this Receipt, when properly endorsed or accompanied by proper instrument of transfer, is transferable by delivery with the same effect as in the case of a negotiable instrument under the laws of the State of New York; provided, however, that prior to the due presentation of this Receipt for registration of transfer as provided in Article 3 hereof, and subject to the provisions of Article 13 hereof, the Depositary, notwithstanding any notice to the contrary, may treat the person in whose name this Receipt is registered on the books of the Depositary as the absolute owner hereof for the purpose of determining the persons entitled to dividends or other distributions or to any notice pursuant to the terms hereof and for all other purposes, and the Depositary will not have any obligation or be subject to any liability under this Receipt to any Beneficial Owner, unless such Beneficial Owner is the Holder hereof.

6.       Limitations on Execution and Delivery, Transfer and Surrender of Receipts. Subject to the provisions of Article 2 hereof, the delivery of Receipts against deposits of Shares generally or against deposits of particular Shares may be suspended, or the registration of transfer of outstanding Receipts or the combination or split-up of Receipts may be suspended or refused, generally or in particular instances, during any period when the transfer books of the Depositary are closed, or if any such action is deemed necessary or advisable by the Depositary at any time or from time to time because of any requirement of law or of any government or governmental body or commission, or under any provision of this Receipt, or for any other reason.

Prior to the issue, registration, registration of transfer, delivery, split-up or combination of any Receipt, the delivery of any distribution in respect thereof, or, subject to Article 2 hereof, the withdrawal of any Deposited Securities, and from time to time in the case of clause (B)(ii) of this paragraph, the Depositary or the Custodian may require: (A) payment with respect thereto of (i) any stock transfer or other tax or other governmental charge, (ii) any stock transfer or registration fees in effect for the registration of transfers of Shares or other Deposited Securities upon any applicable register and (iii) any applicable charges as provided in Article 19 hereof; (B) the production of proof satisfactory to it of (i) the identity of any signatory and genuineness of any signature and (ii) such other information, including without limitation, information as to citizenship, residence, exchange control approval, beneficial or other ownership of any securities, compliance with applicable law, regulations, provisions of or governing Deposited Securities and terms of this Receipt, as it may deem necessary or proper; and (C) compliance with such regulations as the Depositary may establish consistent with the terms of this Receipt or as the Depositary believes are required, necessary or advisable in order to comply with applicable laws, rules and regulations.

7.       Liability of Holder for Taxes. The Depositary shall not be liable for any governmental taxes, assessments or charges (including penalties and/or interest) or corporate assessments or charges which may become payable in respect of or in connection with the Deposited Securities or Receipts or any distribution thereon, but a ratable part of any and all of the same, whether such tax, assessment or charge becomes payable by reason of any present or future tax, statute, charter provision, by-law, regulation or otherwise, shall be payable by the Holder of this Receipt to the Depositary at any time upon request and by holding or having held an American Depositary Share or Receipt, the Holder and all Beneficial Owners hereof, and all prior Holders and prior Beneficial Owners hereof, jointly and severally, agree to indemnify, defend and save harmless each of the Depositary and its agents in respect thereof. Each Holder of this Receipt and each Beneficial Owner of the American Depositary Shares evidenced hereby, and each prior Holder and Beneficial Owner hereof and thereof (collectively, the “Tax Indemnitors”), by holding or having held this Receipt or an interest in American Depositary Shares, acknowledges and agrees that the Depositary shall have the right to seek payment of amounts owing with respect to this Receipt under this Article 7 from any one or more Tax Indemnitor(s) as determined by the Depositary in its sole discretion, without any obligation to seek payment from any other Tax Indemnitor(s). Upon the failure of the Holder of this Receipt to pay any such amount, the Depositary may refuse to effect any registration, registration of transfer, split-up or combination hereof or, subject to Article 2 hereof, any withdrawal of Deposited Securities until such payment is made. The Depositary may also withhold dividends or other distributions, or may publicly and/or privately sell for the account of such Holder all or any part of the Deposited Securities represented by the American Depositary Shares evidenced by this Receipt, and may apply such dividends or other distributions or the proceeds of any such sale in payment of such tax, assessment or charge, and the Holder hereof shall remain liable for any deficiency. If the Depositary determines that any distribution other than cash (including, without limitation, Shares and rights) is subject to any tax that the Depositary or the Custodian is obligated to withhold, the Depositary may dispose of all or a portion of such property in such amounts and in such manner as the Depositary deems necessary and practicable to pay such taxes, by public and/or private sale, and the Depositary shall distribute the net proceeds of any such sale or the balance of any such property after deduction of such taxes to the Holders entitled thereto. Every Holder and Beneficial Owner agrees to, and shall, indemnify the Depositary, the Custodian and each and every of their respective officers, directors, employees, agents and affiliates against, and hold each of them harmless from, any claims with respect to taxes, additions to tax (including applicable interest and penalties thereon) arising out of any refund of taxes, reduced rate of withholding at source or other tax benefit obtained or received by it. The obligations of Holders and Beneficial Owners under this Article 7 shall survive any transfer or surrender of American Depositary Shares or the termination of the agreement evidenced in this Receipt.

8.       Representations, Warranties and Agreements. Every person depositing Shares for deposit shall be deemed to represent and warrant that (a) such Shares and the certificates therefor, if applicable, are duly authorized, validly issued and outstanding, fully paid, nonassessable and legally obtained by such person (b) all pre-emptive and comparable rights, if any, with respect to such Shares have been validly waived or exercised, (c) the person making such deposit is duly authorized so to do, (d) the Shares presented for deposit are free and clear of any lien, encumbrance, security interest, charge, mortgage or adverse claim and (e) such person or the Holder or the Beneficial Owner is not the Issuer or an officer, director (or person performing similar functions) of the Issuer, does not directly or indirectly control, is not directly or indirectly controlled by and is not under common control with the Issuer and does not intend to deliver the Receipt evidencing such Shares to any of the foregoing. Each such person shall also be deemed to represent that the Shares would not be required to be registered under the Securities Act of 1933 in connection with the offer or sale thereof in the United States and are not “restricted securities” as such term is defined in Rule 144 under the Securities Act unless at the time of deposit the requirements of paragraphs (c), (e), (f) and (h) of Rule 144 (as the same may be amended from time to time) shall not apply and such Shares may be freely transferred and may otherwise be offered and sold freely in the United States. All such representations and warranties shall survive the deposit and withdrawal of Shares and the issuance and cancellation of American Depositary Shares in respect thereof and the transfer of such American Depositary Shares. If any such representations or warranties are false in any way, the Depositary shall be authorized, at the cost and expense of the person depositing Shares, to take any and all actions necessary to correct the consequences thereof. By presenting any American Depositary Shares and/or Receipts for transfer, cancellation and/or withdrawal of Deposited Securities, the presenting Holder and each Beneficial Owner thereof, jointly and severally agrees to indemnify and save harmless each of the Depositary and its officers, directors, employees, agents and affiliates, and each of their respective successors and assigns (collectively the "Indemnified Persons") against any and all claims, actions, proceedings, demands, judgments, liabilities, losses, damages, penalties, taxes, costs and expenses (including fees and expenses of counsel) incurred by any of the Indemnified Persons or to which any of them become subject arising directly or indirectly from any act or omission to act on the part of the Depositary or its agents in compliance with the transfer, cancellation and/or withdrawal instructions provided by or on behalf of such Holder and/or Beneficial Owner and/or from the alleged or actual improper or unauthorized presentation of said American Depositary Shares for transfer, cancellation and/or withdrawal.

9.       Further Conditions. This Receipt is issued subject to, and all rights and duties of the Holder and each Beneficial Owner hereof are expressly subject to and governed by, the terms and conditions set forth on both sides of this Receipt, all of which form a part of the agreement evidenced in this Receipt and to all of which the Holder and each Beneficial Owner hereof consent and agree by accepting or holding this Receipt or the American Depositary Shares evidenced hereby.

10.       Available Information. As of the date of the establishment of the program for issuance of Receipts by the Depositary, the Depositary had a reasonable good faith belief (after limited investigation), that the Issuer publishes information in English required to maintain the exemption from registration under Rule 12g3-2(b) under the Securities Exchange Act of 1934, as amended (the "Securities Exchange Act of 1934") on its Internet Web site (www.zj-innolight.com) or through an electronic information delivery system generally available to the public in its primary trading market. Should the Issuer become subject to the periodic reporting or other informational requirements under the Securities Exchange Act of 1934, it will be required in accordance therewith to file reports and other information with the U.S. Securities and Exchange Commission. The Depositary does not assume any duty to determine if the Issuer is complying with the current requirements of Rule 12g3-2(b) under the Securities Exchange Act of 1934 or to take any action if the Issuer is not complying with those requirements.

JPMorgan Chase Bank, N.A., as Depositary

By: ___________________________

Attest:

The Depositary's Office is currently located at 270 Park Avenue, Floor 8, New York, New York 10017.

(REVERSE OF RECEIPT)

11.       Notices; Voting Rights. The Depositary shall be under no obligation to give notice to the Holder or any Beneficial Owner of this Receipt of any meeting of shareholders or of any report of or communication from the Issuer or of any other matter concerning the affairs of the Issuer, except as herein expressly provided. The Depositary undertakes to make available for inspection by Holders of the Receipts at a designated office of the Depositary any reports and communications received by the Depositary or any agent, nominee, custodian or correspondent of the Depositary from the Issuer which were both (a) received by the Depositary as the holder of the Deposited Securities and (b) made generally available to the holders of such Deposited Securities by the Issuer. Such reports and communications will be available in the language in which they were received by the Depositary from the Issuer, except to the extent, if any, that the Depositary in its sole discretion elects both (i) to translate into English any of such reports or communications that were not in English when received by the Depositary and (ii) to make any such translation available for such inspection by Holders of the Receipts. The Depositary has no obligation of any kind to translate any of such reports or communications or to make any such translation available for inspection. The Depositary shall not incur any liability to any Holder or Beneficial Owner by reason of any such translation provided by the Depositary, whether or not such translation was prepared by the Depositary, nor shall the Depositary incur any liability for any misstatement in or omission from any reports or communications received by the Depositary or any agent, nominee, custodian or correspondent of the Depositary from the Issuer and which the Depositary makes available to the Holder. The Issuer shall remain in all circumstances the official source of all information about itself in any such report or communication and the Depositary shall not be responsible for the content thereof or any error therein.

Upon the written request of the Holder hereof and the payment by the Holder to the Depositary of a fee determined by the Depositary, together with any fees, expenses and costs incurred by the Depositary in carrying out such request, the Depositary may, in its sole discretion, but shall not be obligated to, endeavor insofar as practicable to exercise any then existing voting rights with respect to an amount of the deposited Shares represented hereby in accordance with such request. The Depositary shall not exercise voting rights with respect to Deposited Securities except in accordance with the written request of a Holder.

12.       Distributions. Until the termination of the agreement evidenced in this Receipt in accordance with the terms hereof, the Depositary shall distribute or otherwise make available to the Holder hereof, at a time and in such manner as it shall determine, any cash dividend, other cash distribution, distribution of Shares, subscription or other rights, or any other distribution of securities or other property with respect to the Deposited Securities represented by the American Depositary Shares evidenced hereby, after deduction, or upon payment of the fees and expenses of the Depositary and/or its agents, and the withholding of any taxes in respect thereof; provided, however, that the Depositary shall not make any distribution which in the opinion of counsel may violate the Securities Act of 1933 or any other applicable law and for which it shall not have received adequate assurances with respect to compliance with such law or laws or if the Depositary otherwise determines that distribution would not be feasible and/or practicable, and, in such cases, the Depositary may publicly and/or privately sell such Shares, subscription or other rights, securities or other property. In the event that the Depositary elects not to make any such distribution the Depositary need only notify Holders of the disposition thereof and the net proceeds, if any, of any such public and/or private sales. Any dividend or other distribution received by the Depositary in cash in a currency other than U.S. dollars shall, subject to the provisions of the following paragraph and the provisions of Article 20 hereof, be converted into U.S. dollars and distributed as herein provided in U.S. dollars. In lieu of distributing fractional Shares, the Depositary may, in its discretion, publicly and/or privately sell the amount of securities or property equal to the aggregate of any fractional Shares. The Depositary shall have discretion as to the procedure to be followed in making subscription or other rights available to any Holder or in disposing of such rights on behalf of any Holder and making the net proceeds available to such Holder, provided that if by the terms of such rights offering or for any other reason it would be unlawful for the Depositary either to make such rights available to any Holder or dispose of such rights and make the net proceeds from the sale of such rights available to such Holder, then the Depositary may allow such rights to lapse. Sales of subscription or other rights, securities or other property by the Depositary may be made at such time and in such manner as the Depositary may deem advisable, and in such case, the Depositary shall distribute to the Holder hereof the net proceeds after deduction of the fees and expenses of the Depositary and/or its agents and any applicable withholding taxes or other governmental charges in respect thereof.

If the Depositary shall determine in its sole judgment that any cash distribution is not convertible in its entirety or with respect to the Holders of a portion of the Receipts on a reasonable basis into U.S. dollars available to it in the City of New York, or if any required approval or license of any government or agency for such conversion is denied or is not obtainable at a reasonable cost and within a reasonable period, the Depositary may in its discretion make such conversion and distribution in U.S. dollars to the extent possible to the Holders entitled thereto, at such time and rates of conversion as the Depositary shall deem appropriate, and shall with respect to any such currency not converted or convertible either (i) distribute such foreign currency to the Holders entitled thereto or (ii) hold such currency for the respective accounts of such Holders, uninvested and without liability for interest thereon, and distribute appropriate warrants or other instruments evidencing rights to receive such foreign currency. To the extent the Depositary holds such foreign currency, any and all fees, charges and expenses related to, or arising from, the holding of such foreign currency (including, but not limited to those contemplated hereunder shall be paid from such foreign currency thereby reducing the amount so held hereunder. The Depositary reserves the right to utilize a division, branch or affiliate of JPMorgan Chase Bank, N.A. (together with its divisions, branches and affiliates, and each of them being, "J.P. Morgan") to direct, manage and/or execute any public and/or private sale of securities and property hereunder. Such division, branch and/or affiliate may charge the Depositary a fee in connection with such sales, which fee is considered an expense of the Depositary contemplated above and/or under Article 19 hereof. Any U.S. dollars available will be distributed by checks drawn on a bank in the United States for whole dollars and cents. Fractional cents will be withheld without liability and dealt with by the Depositary in accordance with its then current practices. All purchases and sales of securities will be handled by the Depositary in accordance with its then current practices and procedures under the circumstances applicable thereto, which, subject to change, are currently set forth on https://www.adr.com (as updated by the Depositary from time to time, “ADR.com”), the location and contents of which the Depositary shall be solely responsible for. In all instances where this ADR refers to a "public sale" or "private sale" (or words of similar import), (i) the Depositary shall not endeavor to effect any such public and/or private sale unless the securities to be sold are listed and publicly traded on a stock exchange and it is practicable to so endeavor and (ii) to the extent not so listed and publicly traded or not practicable to endeavor, the Depositary shall not conduct any auction, bidding or other sales process with respect thereto and, in lieu thereof, may act in accordance with the termination provisions hereof or, in the case of a distribution that does not comprise of Shares, the Depositary will be deemed to have sold the aggregate number of securities and/or property so received for nominal value and shall have no obligation to distribute such securities or any proceeds from the deemed sale thereof to the Holders. Furthermore, in the event the Depositary endeavors to make a public sale of Shares, other securities or property, such securities and/or property may be sold in a block sale/single lot transaction. To the extent the Depositary does not believe it will be permitted by applicable law, rule or regulation to convert foreign currency into U.S. dollars and distribute such U.S. dollars to some or all Holders, the Depositary may in its discretion distribute the foreign currency received by the Depositary to, or hold such foreign currency uninvested and without liability for interest thereon for the respective accounts of, the Holders entitled to receive the same. To the extent the Depositary holds such foreign currency, any and all costs and expenses related to, or arising from, the holding of such foreign currency shall be paid from such foreign currency thereby reducing the amount so held hereunder.

13.       Record Dates. Whenever any cash dividend or other cash distribution shall become payable or any distribution other than cash shall be made, or whenever rights shall be issued, with respect to Deposited Securities, or whenever the Depositary shall receive notice of any of the foregoing or of any meeting of holders of Shares or other Deposited Securities, or whenever it is necessary or convenient in the judgment of the Depositary to determine the Holders of Receipts, the Depositary will fix a record date for the determination of the Holders generally or the Holders of Receipts who shall be entitled to receive such dividend, distribution or rights, or the net proceeds of the sale thereof, to give instructions for the exercise of voting rights at any such meeting or to be otherwise obligated in respect of any fees, charges and/or expenses imposed by the Depositary. Surrender of this Receipt for registration of transfer subsequent to any such record date and prior to the date of payment, distribution or meeting shall not affect the right of the Holder hereof on such record date to receive such payment or distribution or, subject to Article 11 hereof, to direct the manner of voting the Deposited Securities represented hereby.

14.       Forwarding and Delivery of Deposited Securities. At any time the Depositary may, in its sole discretion, cause any or all Deposited Securities to be forwarded at the cost and risk of the Holders of the Receipts to the Depositary's Office or to any agent, nominee, custodian or correspondent of the Depositary, to be held by the Depositary, or such agent, nominee, custodian or correspondent, in which case the Holder hereof shall have, in lieu of the option set forth in clauses (1) and (2) of the first paragraph on the face hereof, the right (i) to receive at no additional cost at the Depositary's Office or the office of such agent, nominee, custodian or correspondent, as the case may be, or (ii) to have forwarded, at the cost and risk of such Holder, to or upon the order of such Holder at the address designated by such Holder to the Depositary in writing, such amount of Deposited Securities as are represented hereby upon the surrender of this Receipt properly endorsed or accompanied by proper instruments of transfer and upon payment of the applicable fees, taxes and charges. The Depositary shall not incur any liability to any Holder or Beneficial Owner of this Receipt by reason of any such forwarding or failure to forward any or all Deposited Securities.

15.       Changes Affecting Deposited Securities. Upon (i) any change in nominal or par value, or any split-up, combination or any other reclassification, of any Deposited Securities, or (ii) any recapitalization, reorganization, sale of assets, liquidation, receivership, bankruptcy, merger or consolidation affecting the Issuer or to which it is a party, then and in any such case the Depositary shall have the right to exchange or surrender such Deposited Securities and accept and hold hereunder in lieu thereof other shares, securities, cash or property to be issued or delivered in lieu of or in exchange for, or distributed or paid with respect to, such Deposited Securities, and the Depositary is hereby authorized in its discretion to publicly and/or privately sell any property so received by it, by public and/or private sale, at such place and on such terms as it deems proper. Upon any such exchange or surrender, the Depositary shall have the right, in its discretion, to call for surrender of this Receipt in exchange (upon payment of fees and expenses of the Depositary and any applicable taxes and governmental or other charges) for one or more new Receipts of the same form and tenor as this Receipt, specifically describing such new shares, securities, cash or other property. In any such case the Depositary shall have the right to fix a date after which this Receipt shall only entitle the Holder to receive such new Receipt or Receipts.

If any of the Deposited Securities are redeemable, the Depositary shall have the rights set forth in the preceding paragraph. The Depositary shall mail notice of any redemption of Deposited Securities to the Holders of Receipts, provided that in the case of any redemption of less than all of the Deposited Securities, the Depositary shall draw in such manner as it shall determine an equivalent number of American Depositary Shares and shall mail notice of redemption only to the Holders of Receipts evidencing the American Depositary Shares so drawn for redemption, in whole or in part. The sole right of the Holders of Receipts evidencing American Depositary Shares designated for redemption after the mailing of any such notice of redemption shall be to receive the cash, rights and/or other property applicable to the same, upon surrender to the Depositary (and upon payment of the fees and expenses of the Depositary and any applicable taxes and governmental or other charges) of the Receipts evidencing such American Depositary Shares.

16.       Limitations and Liability of the Depositary. Neither the Depositary nor any of its directors, officers, employees, agents or affiliates assumes any obligation and none of them shall incur any liability to any Holder or Beneficial Owner of this Receipt (including, without limitation, liability with respect to the validity or worth of the Deposited Securities, the credit-worthiness of any third party, the investment risk associated with acquiring an interest in the Deposited Securities, for any action or inaction on the part of the Depositary or its agents, with respect to the time, rates for and manner of conversion of any foreign currency into U.S. dollars, for allowing any rights to lapse upon the terms of this Receipt, for any inaction or delay in respect of the issuance of American Depositary Shares against any deposit of Shares or for the failure or timeliness of any notice from the Custodian or the Issuer) except that it agrees to perform its obligations specifically set forth in this Receipt without gross negligence or willful misconduct. Nothing in this Receipt shall be deemed to give rise to a partnership or joint venture among the Depositary, the Custodian, the Holders or the Beneficial Owners, nor establish a fiduciary or similar relationship among the Depositary, the Custodian, the Holders or the Beneficial Owners. Neither the Depositary, the Custodian nor any of their respective directors, officers, employees, agents or affiliates shall be a fiduciary, nor shall any have any fiduciary duty, in either case to Holders or Beneficial Owners. In addition, neither the Depositary nor any of its directors, officers, employees, agents or affiliates shall incur any liability to any Holder or Beneficial Owner of this Receipt or any other person or entity if, by reason of any provisions of any present or future law, rule, regulation, fiat, order or decree of the United States of America, or of any state thereof, or of any other country or jurisdiction, or political subdivision thereof or of any governmental entity or regulatory authority or stock exchange, market or automated quotation system, or by reason of the provisions of or governing any Deposited Securities or any provision, present or future, of the charter or certificate of incorporation, memorandum or articles of association, statutes, code of regulations, by-laws or resolutions of the Issuer, the Depositary or its agents shall be prevented, delayed or forbidden from or subjected to any civil or criminal penalty or expenses on account of doing or performing any act or thing which by the terms hereof shall be done or performed; nor shall the Depositary or its directors, officers, employees, agents or affiliates incur any liability to any Holder or Beneficial Owner hereof by reason of any delay in the performance or non-performance of any act or thing which by the terms hereof shall or may be done or performed, caused as aforesaid or arising out of any act of God, war, terrorism, epidemic, pandemic, nationalization, expropriation, currency restrictions, extraordinary market conditions, work stoppage, strike, civil unrest, revolutions, rebellions, explosions, cyber, ransomware or malware attack, computer failure or circumstance beyond its direct and immediate control, or by reason of any exercise of, or failure to exercise, any discretion provided for herein (including, without limitation, any failure to determine that any distribution or action may be lawful or practicable). Notwithstanding any other provision of this Receipt to the contrary, neither the Depositary nor any of its agents shall be liable for any indirect, special, punitive or consequential damages (including, without limitation, legal fees and expenses) or lost profits, in each case of any form incurred by any person or entity (including without limitations Holders and Beneficial Owners), whether or not foreseeable and regardless of the type of action in which such a claim may be brought.

The Depositary shall not be responsible for any failure to carry out any requests or instructions to vote or for the manner in which any vote is cast or the effect of any vote made either with or without request, or for not exercising any right to vote. The Depositary shall be under no obligation to appear in, prosecute or defend any action, suit or other proceeding in respect of any of the Deposited Securities or in respect of the Receipts or the American Depositary Shares. The Depositary shall not incur any liability to any Holder or Beneficial Owner of a Receipt for any action or inaction by it in reliance upon the advice of or information from legal counsel, accountants, any person presenting Shares for deposit, any Holder or Beneficial Owner or any other person believed by it to be competent to give such advice or information. The Depositary is under no obligation to provide the Holders and Beneficial Owners, or any of them, with any information about the tax status of the Issuer. Neither the Depositary nor any of its agents (including, without limitation, the Custodian) shall incur any liability for any tax or tax consequences that may be incurred by any Holders and/or Beneficial Owners on account of their ownership or disposition of the Receipts or American Depositary Shares. Neither the Depositary nor the Custodian shall be liable for the inability or failure by any Holder or Beneficial Owner to obtain the benefit of a foreign tax credit or other credit, reduced rate of withholding or refund of amounts withheld or paid in respect of tax or any other tax benefit. The Depositary and any of its affiliates may each become the owner of and deal in securities of any class of the Issuer or its affiliates and in Receipts. The Depositary shall not incur any liability in connection with or arising from any failure, inability or refusal by the Issuer or any other party or entity, including any share registrar, transfer agent or other agent working for or on behalf of the Issuer, the Depositary or any other party, to process any transfer, delivery or distribution of cash, Shares, other securities or other property, including without limitation upon the termination of the agreement evidenced in this Receipt.

The Depositary shall not be liable for the acts or omissions made by, or the insolvency of, any securities depository, clearing agency or settlement system. The Depositary shall not be responsible for, and shall incur no liability in connection with or arising from, the insolvency of any Custodian that is not a branch or affiliate of J.P. Morgan. The Depositary shall not have any liability for the price received in connection with any public or private sale of securities (including, without limitation, for any sale made at a nominal price), the timing thereof or any delay in action or omission to act nor shall it be responsible for any error or delay in action, omission to act, default or negligence on the part of the party so retained in connection with any such sale or proposed sale. The Depositary shall not be responsible for, and shall incur no liability in connection with or arising from, any act or omission to act on the part of the Custodian. The Depositary shall not be liable for any acts or omissions made by a successor to the Depositary whether in connection with a previous act or omission of the Depositary or in connection with any matter arising wholly after the succession of the Depositary. The Depositary and its agents may rely and shall be protected in acting upon any notice (written or otherwise), request, direction, instruction or document believed by them to be genuine and to have been signed, presented or given by the proper party or parties. The Depositary shall be under no obligation to inform Holders or Beneficial Owners about the requirements of any laws, rules or regulations or any changes therein or thereto of any country or jurisdiction or of any governmental or regulatory authority or any securities exchange or market or automated quotation system.

Notwithstanding anything to the contrary set forth in this Receipt, the Depositary and its agents may fully respond to any and all demands or requests for information maintained by or on its behalf in connection with this Receipt, any Holder or Holders, or otherwise related hereto or thereto to the extent such information is requested or required by or pursuant to any lawful authority, including without limitation laws, rules, regulations, administrative or judicial process, banking, securities or other regulators.

Notwithstanding anything herein to the contrary, the Depositary and the Custodian(s) may use third party delivery services, local agents and providers of information regarding matters such as pricing, proxy voting, corporate actions, class action litigation and other services in connection herewith. Although the Depositary and the Custodian will use reasonable care in the selection and retention of such third-party delivery services, providers and local agents, they will not be responsible for any errors or omissions made by them in providing the relevant information or services.

This Receipt is for the exclusive benefit of the Depositary and the Holders (and each of their successors) and shall not be deemed to give any legal or equitable right, remedy or claim whatsoever to any other person, including, but not limited to, the Issuer, except to the extent specifically set forth in this Receipt. The Holders and Beneficial Owners from time to time shall be bound by all of the provisions of this Receipt. A Beneficial Owner shall only be able to exercise any right or receive any benefit hereunder solely through the Holder of the Receipt(s) evidencing the American Depositary Shares owned by such Beneficial Owner. By holding a Receipt or an interest therein or in American Depositary Shares, each Holder and Beneficial Owner acknowledges and agrees that (i) the Depositary, its divisions, branches and affiliates, and their respective agents, may from time to time be in the possession of non-public information about the Issuer, Holders, Beneficial Owners and/or their respective affiliates, (ii) the Depositary and its divisions, branches and affiliates may at any time have multiple banking relationships with the Issuer, Holders, Beneficial Owners and/or the affiliates of any of them, (iii) the Depositary and its divisions, branches and affiliates may, from time to time, be engaged in transactions in which parties adverse to the Issuer or the Holders or Beneficial Owners may have interests, (iv) nothing contained in this Receipt shall (A) preclude the Depositary or any of its divisions, branches or affiliates from engaging in such transactions or establishing or maintaining such relationships, or (B) obligate the Depositary or any of its divisions, branches or affiliates to disclose such information, transactions or relationships or to account for any profit made or payment received in such transactions or relationships, (v) the Depositary shall not be deemed to have knowledge of any information held by any branch, division or affiliate of the Depositary, and (vi) the Issuer, the Depositary, the Custodian and their respective agents and controlling persons may be subject to the laws and regulations of jurisdictions other than the United States, and the authority of courts and regulatory authorities of such other jurisdictions, and, consequently, the requirements and the limitations of such other laws and regulations, and the decisions and orders of such other courts and regulatory authorities, may affect the rights and obligations of the Depositary and the Holders and Beneficial Owners under the terms of this Receipt. The Issuer is not a party to, and has no obligations under, this Receipt, and has not entered into any agreement with the Depositary for the issuance of American Depositary Shares. The Depositary has no obligations in respect of the Deposited Securities other than those specifically set forth in this Receipt to the Holders.

The issuer of the Receipts is deemed to be the legal entity resulting from the agreement evidenced in this Receipt.

17.       Amendment of Receipts. The form of the Receipts may at any time and from time to time be amended by the Depositary in any respect which it may deem necessary or desirable. Any amendment which shall prejudice any substantial existing right of Holders on a per American Depositary Share basis shall not become effective as to outstanding Receipts until the expiration of thirty (30) days after notice of such amendment shall have been given to the Holders of outstanding Receipts; provided, however, that such thirty (30) days' notice shall not be required with respect to any amendment which shall impose or increase any stock transfer or other taxes and other governmental charges, transfer or registration fees, a transaction fee per cancellation request (including through SWIFT, facsimile transmission or any other method of communication), applicable delivery costs and/or expenses or other such fees, charges or expenses or with respect to any amendment that does not prejudice any substantial existing right of Holders as referenced above. Every Holder of a Receipt at the time any amendment so becomes effective shall be deemed, by continuing to hold such Receipt, to consent and agree to such amendment and to be bound by the agreement evidenced in this Receipt as amended thereby. Notice of any amendment to the terms hereof shall not need to describe in detail the specific amendments effectuated thereby, and failure to describe the specific amendments in any such notice shall not render such notice invalid, provided, however, that, in each such case, the notice given to the Holders identifies a means for Holders to retrieve or receive the text of such amendment. In no event shall any amendment impair the right of the Holder of any Receipt to surrender such Receipt and receive therefor the Deposited Securities represented by the American Depositary Shares evidenced thereby, except in order to comply with mandatory provisions of applicable law. Any amendments or supplements which the Depositary believes (i) are necessary in order for (a) the American Depositary Shares to be registered on Form F-6 under the Securities Act of 1933 or (b) the American Depositary Shares or Shares to be traded solely in electronic book-entry form and (ii) do not in either such case impose or increase any fees or charges to be borne by Holders, shall be deemed not to prejudice any substantial rights of Holders. Notwithstanding the foregoing, if any governmental body or regulatory body should adopt new laws, rules or regulations which would require amendment or supplement of the terms hereof to ensure compliance therewith, the Depositary may amend or supplement the terms hereof at any time in accordance with such changed laws, rules or regulations. Such amendment or supplement to the terms hereof in such circumstances may become effective before a notice of such amendment or supplement is given to Holders or within any other period of time as required for compliance.

18.       Termination of Agreement and Surrender of this Receipt; Succession and/or Delegation. The Depositary may at any time terminate the agreement evidenced in this Receipt and all other Receipts by mailing notice of such termination to the Holders of all the Receipts then outstanding at their addresses appearing upon the books of the Depositary, at least thirty (30) days prior to the date fixed in such notice of termination, provided, however, the Depositary may immediately terminate the agreement evidenced in this Receipt, without prior notice to any Holder or any other person if required by any law, rule or regulation relating to sanctions by any governmental authority or body, or if the Depositary would be subject to liability under or pursuant to any law, rule or regulation, or if otherwise required by any governmental authority or body, in each case as determined by the Depositary in its reasonable discretion. On and after such date of termination the Holder hereof, upon surrender of this Receipt at the designated office of the Depositary or its designated agent, as may be required by the Depositary at its option, will be entitled to delivery of the amount of the Deposited Securities represented by the American Depositary Shares evidenced hereby at such date of termination upon the same terms and conditions, upon payment of a fee at the rates provided herein with respect to the surrender of this Receipt for Deposited Securities and upon payment of any applicable taxes and governmental or other charges. The Depositary may convert any dividends received by it in cash after the termination date into U.S. dollars as herein provided, and after deducting therefrom the fees and expenses of the Depositary and taxes and other governmental charges referred to herein, hold uninvested the balance of said dividends for the pro rata benefit of the Holders of the respective Receipts. As to any Receipts not so surrendered within thirty (30) days after such date of termination, the Depositary shall thereafter have no obligation with respect to the collection or disbursement of any subsequent dividends or any subscriptions or other rights accruing on the Deposited Securities. At any time after the date of termination the Depositary may publicly and/or privately sell any remaining Deposited Securities in such manner as it may determine appropriate, and may thereafter hold uninvested the net proceeds of any such sale or sales, together with any dividends received prior to such sale or the U.S. dollars received on conversion thereof, unsegregated and without liability for interest thereon, for the pro rata benefit of the Holders of the Receipts which have not theretofore been surrendered for cancellation, such Holders thereupon becoming general creditors of the Depositary with respect to such net proceeds. After making such sale, or if no such sale can be made after the expiration of two years from such date of termination, the Depositary shall be discharged from all obligations whatsoever to the Holders and Beneficial Owners of the Receipts except to make distributions of the net proceeds of sale and of such dividends (after deducting all fees, charges and expenses of the Depositary) or of the Deposited Securities in case no sale can be made upon surrender of the Receipts. Any corporation or other entity into or with which the Depositary may be merged or consolidated shall be the successor of the Depositary without the execution or filing of any document or any further act. In addition, the Depositary may delegate its duties under the agreement under the terms and conditions provided herein to a person that shall become the successor Depositary. If the Depositary delegates its duties, it shall deliver all the Deposited Securities and the register of Holders to the successor Depositary and thereafter (i) the successor depositary shall be the Depositary and shall have all the rights and shall assume all the duties of the Depositary under the terms and conditions provided herein, (ii) the successor may cancel this Receipt (without notice to, or the consent of, Holders) and replace the same with American Depositary Shares issued pursuant to its own terms and conditions and (iii) the predecessor depositary shall cease to be the Depositary and shall be discharged and released from all obligations under the terms and conditions provided herein. A successor Depositary shall notify the Holders that it has become the successor Depositary and has assumed all the duties of the Depositary under the terms and conditions provided herein; provided that the predecessor depositary shall have no liability in connection with the failure thereof.

19.       Certain Fees and Charges of the Depositary. The Depositary may charge any party depositing Shares, any party transferring or surrendering Receipts, any party to whom Receipts are issued (including issuance pursuant to a stock dividend or stock split, merger, an exchange of stock or distribution, a change in the number of Shares represented by each American Depositary Share, or any other transaction or event affecting the American Depositary Shares or the Deposited Securities), any party surrendering American Depositary Shares for withdrawal of Deposited Securities or whose American Depositary Shares are cancelled or reduced for any other reason, or Holders, as applicable, (i) fees for the delivery or surrender of American Depositary Shares and/or Receipts and the cancellation or reduction of American Depositary Shares, and the deposit or withdrawal of Shares, (ii) fees for distributing cash, Shares or other securities or property received in respect of Deposited Securities, (iii) taxes (including applicable interest and penalties) and other governmental charges, (iv) registration or custodial fees or charges relating to the Shares, (v) a transaction fee per cancellation request (including through SWIFT, telex and facsimile transmission) as disclosed on the "Disclosures" page (or successor page) of ADR.com and any applicable delivery expenses, (vi) foreign currency conversion expenses and fees, (vii) depositary servicing fees, (viii) fees for the sale of Deposited Securities and the distribution of cash proceeds therefrom upon termination of the agreement evidenced in this Receipt and (ix) any other fees, charges and expenses as are incurred from time to time by the Depositary and/or any of its agents (including, without limitation, the Custodian and expenses incurred on behalf of Holders in connection with compliance with foreign exchange control regulations or any law or regulation relating to foreign investment) in connection with the Receipt program, the servicing of the Shares or other Deposited Securities, the sale of securities (including, without limitation, Deposited Securities), the delivery of Deposited Securities or otherwise in connection with the Depositary's or its Custodian's compliance with applicable laws, rules or regulations. The Depositary may collect any of its fees by deduction from any cash distribution payable, or by publicly and/or privately selling a portion of any securities to be distributed, to Holders and/or Beneficial Owners that are obligated to pay those fees. The Depositary's fees and charges may differ from those of other depositaries. Holders and Beneficial Owners are advised that in connection with the conversion of foreign currency into U.S. dollars, J.P. Morgan shall deduct out of such foreign currency the fees, expenses and other charges charged by it and/or its agent (which may be a division, branch or affiliate) so appointed in connection with such conversion. For further details see Article 20 below and ADR.com. The Depositary reserves the right to modify, reduce or increase its fees upon thirty (30) days' notice to the Holder hereof.  The Depositary will provide, without charge, a copy of its latest schedule of fees and charges to any party requesting it.

20. Conversion of Currency. To facilitate the administration of various depositary receipt transactions, including disbursement of dividends or other cash distributions and other corporate actions, the Depositary may engage the foreign exchange desk within JPMorgan Chase Bank, N.A. (the “Bank”) and/or its affiliates in order to enter into spot foreign exchange transactions to convert foreign currency into U.S. dollars (“FX Transactions”). For certain currencies, FX Transactions are entered into with the Bank or an affiliate, as the case may be, acting in a principal capacity. For other currencies, FX Transactions are routed directly to and managed by an unaffiliated local custodian (or other third-party local liquidity provider), and neither the Bank nor any of its affiliates is a party to such FX Transactions.

The foreign exchange rate applied to an FX Transaction will be either (a) a published benchmark rate, or (b) a rate determined by a third-party local liquidity provider, in each case plus or minus a spread, as applicable. The Depositary will disclose which foreign exchange rate and spread, if any, apply to such currency on the “Disclosure” page (or successor page) of ADR.com. Such applicable foreign exchange rate and spread may (and neither the Depositary, the Bank nor any of its or their affiliates is under any obligation to ensure that such rate does not) differ from rates and spreads at which comparable transactions are entered into with other customers or the range of foreign exchange rates and spreads at which the Bank or any of its affiliates enters into foreign exchange transactions in the relevant currency pair on the date of the FX Transaction. Additionally, the timing of execution of an FX Transaction varies according to local market dynamics, which may include regulatory requirements, market hours and liquidity in the foreign exchange market or other factors. Furthermore, the Bank and its affiliates may manage the associated risks of their position in the market in a manner they deem appropriate without regard to the impact of such activities on the Issuer, the Depositary, Holders or Beneficial Owners. The spread applied does not reflect any gains or losses that may be earned or incurred by the Bank and its affiliates as a result of risk management or other hedging related activity.

Notwithstanding the foregoing, Holders and Beneficial Owners are advised that the Depositary may be required, or otherwise elect, to utilize a foreign exchange rate determined by another depositary bank that established an unsponsored depositary receipt program for securities of the same Issuer prior to the date the Depositary established its unsponsored depositary receipt program. Under such circumstances, the foreign exchange rate that the Depositary applies for determining the amount of the U.S. dollar payment to the relevant Holders (for their benefit or for forwarding to Beneficial Owners) will be the foreign exchange rate set by such other depositary bank. The Depositary may, for its own purposes, convert any foreign currency that it receives under any such program into U.S. dollars at foreign exchange rate(s) that it determines in its own discretion, and such conversion will have no effect on any payment made to Holders (for their own account or for forwarding to Beneficial Owners).

Further details relating to the applicable foreign exchange rate, the applicable spread and the execution of FX Transactions will be provided by the Depositary on ADR.com. By holding an interest in one or more American Depositary Shares, the Holders and Beneficial Owners hereof will be acknowledging and agreeing that the terms applicable to FX Transactions disclosed from time to time on ADR.com will apply to any FX Transaction executed by the Depositary in connection herewith.

21.       Governing Law. This Receipt shall be interpreted in accordance with, and all rights and obligations hereunder and provisions hereof shall be governed by, the laws of the State of New York applicable to contracts made in and to be performed in that state.

By holding an American Depositary Share or Receipt or an interest therein, all Holders, Beneficial Owners and beneficial owners hereof each irrevocably agree that any legal suit, action or proceeding against or involving the Depositary, arising out of or based upon the terms hereof, the American Depositary Shares, the Receipts, the Shares or other Deposited Securities, or any transaction contemplated herein, therein or hereby, may only be instituted in a state or federal court in New York, New York, and by holding an American Depositary Share or an interest therein each irrevocably waives any objection which it may now or hereafter have to the laying of venue of any such proceeding, and irrevocably submits to the exclusive jurisdiction of such courts in any such suit, action or proceeding.

EACH HOLDER AND BENEFICIAL OWNER AND/OR HOLDER OF INTERESTS IN RECEIPTS HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY SUIT, ACTION OR PROCEEDING AGAINST THE DEPOSITARY DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THE SHARES OR OTHER DEPOSITED SECURITIES, THE AMERICAN DEPOSITARY SHARES OR THE RECEIPTS, OR ANY TRANSACTION CONTEMPLATED HEREIN, OR THE BREACH HEREOF, INCLUDING WITHOUT LIMITATION, ANY QUESTION REGARDING EXISTENCE, VALIDITY OR TERMINATION (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY).

22.       Miscellaneous. From time to time the Depositary may pay rebates to brokers (including, without limitation, brokers that are affiliates of the Depositary) that deposit shares with the Depositary for the issuance of depositary receipts. The Depositary assumes no obligation or responsibility, and expressly disclaims any liability arising out of, or relating to, such rebates, including without limitation whether such rebates or any portion thereof are passed on to the beneficial holders by such brokers. Each Holder or Beneficial Owner of this Receipt hereby acknowledges that affiliates of the Depositary may provide services in connection with this Receipt or otherwise earn commissions or fees in connection with transactions related hereto.

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto

PLEASE INSERT SOCIAL SECURITY OR OTHER

IDENTIFYING NUMBER OF ASSIGNEE

(Please print or typewrite name

and address of assignee)

_________________________________________ the within American Depositary Receipt and all rights and interests represented thereby, and hereby irrevocably constitutes and appoints

______________________________ attorney, to transfer the same on the books of the within named Depositary, with full power of substitution in the premises.

Dated ___________ Signature

NOTE: The signature to any endorsement hereon must correspond with the name as written upon the face of this Receipt in every particular without alteration or enlargement or any change whatsoever.

If the endorsement be executed by an attorney, executor, administrator, trustee or guardian, the person executing the endorsement must give his full title in such capacity and proper evidence of authority to act in such capacity, if not on file with the Depositary, must be forwarded with this Receipt.

All endorsements or assignments of Receipts must be guaranteed by an "eligible institution" as such term is defined in Rule 17Ad-15 under the United States Securities Exchange Act of 1934, having an office or correspondent in The City of New York.

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